Exhibit 4.23


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                             CONTRACT FOR SUPPLY OF

                              PRODUCTS AND SERVICES

                      RELATED TO THE IMPLEMENTATION OF THE

                          GSM MOBILE TELEPHONE SERVICE


                                     BETWEEN

                                       TIM

                                       AND

                                      NOKIA

* represents omitted information, which is the subject of a request for confidential treatment with the SEC

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                                    CONTENTS
ARTICLE 1       DEFINITIONS ................................................  05

ARTICLE 2       RELEVANT DOCUMENTS .........................................  08

ARTICLE 3       SCOPE ......................................................  08

ARTICLE 4       PRODUCTION .................................................  09

ARTICLE 5       PRICES .....................................................  10

ARTICLE 6       PRICE READJUSTMENT .........................................  11

ARTICLE 7       PAYMENT TERMS AND CONDITIONS ...............................  13

ARTICLE 8       BILLING ....................................................  14

ARTICLE 9       ONSET AND TERM .............................................  17

ARTICLE 10      DUTIES AND RESPONSIBILITIES OF THE PARTIES .................  17

ARTICLE 11      SITES ......................................................  21

ARTICLE 12      TRANSFER OF OWNERSHIP AND RISKS: ...........................  21

ARTICLE 13      MANAGEMENT OF ACHIEVEMENT OF THE SCOPE OFTHE CONTRACT ......  21

ARTICLE 14      EVENTS (MILESTONES) ........................................  22

ARTICLE 15      PROGRESS, INSPECTION AND TEST REPORTS ......................  22

ARTICLE 16      SOFTWARE LICENSES ..........................................  22

ARTICLE 17      INTELLECTUAL PROPERTY RIGHTS ...............................  22

ARTICLE 18      TECHNICAL WARRANTIES .......................................  23

ARTICLE 19      PERFORMANCE BOND ...........................................  23

ARTICLE 20      IMPORTATION OF PRODUCTS ....................................  24

ARTICLE 21      INSURANCE ..................................................  24

ARTICLE 22      TAXES ......................................................  25

ARTICLE 23      PENALTIES ..................................................  25

ARTICLE 24      CONTRACT ENDING ............................................  28

ARTICLE 25      FORCE MAJEUR AND CHANCE EVENTS .............................  29

ARTICLE 26      CONFIDENTIALITY ............................................  30


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ARTICLE 27      ARBITRATION ................................................  31

ARTICLE 28      ADDITIONAL DISPOSITIONS ....................................  32


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                                SUPPLY CONTRACT
Through this private instrument, on one side,

A) TELPE CELULAR S.A., company in private law, with head offices at Av. Conde da Boa Vista, n(o) 800, 2(o) andar, Boa Vista, in the City of Recife, State of Pernambuco, registered in the CNPJ under n(o) 02.336.993/0001-00;

TELERN CELULAR S.A., company in private law, with head offices at Rua Prudente de Moraes, n(o) 2700, salas 8 e 9, Barro Vermelho, in the city of Natal, State of Rio Grande do Norte, registered in the CNPJ under n(o) 02.332.973/0001-53;

TELEPISA CELULAR S.A., company in private law, with head offices at Av. Frei Serafim, n(o) 1989, Center, in the City of Teresina, State of Piau, registered in the CNPJ under n(o) 02.368.412/0001-04;

TELECEAR CELULAR S.A., company in private law, with head offices at Av. Baro de Studart, n(o) 2575, Dionzio Torres, in the City of Fortaleza, State of Cear, registered in the CNPJ under n(o) 02.338.114/0001-71;

TELASA CELULAR S.A., company in private law, with head offices at Av. da Paz, n(o) 2262, Sobral, in the City of Macei, State of Alagoas, registered in the CNPJ under n(o) 02.328.592/0001-09;

TELPA CELULAR S.A., company in private law, with head offices at Av. Presidente Epitcio Pessoa, n(o) 3160, Tambauzinho, in the City of Joo Pessoa, State of Paraba, registered in the CNPJ under n(o) 02.322.271/0001-99;

Henceforth herein called, as a group , "Operators TIM NE";

and

B) TIM CELULAR S.A., company in private law, with head offices at Av. Giovanni Gronchi, n(o) 7143, Vila Andrade, in the Cty of So Paulo, Estado de So Paulo, registered in the CNPJ under n(o) 04.206.050/0001-80, henceforth herein called, individually, "TIM CELULAR";

All together, jointly, called "TIM", in this act represented in the forms defined by their respective By Laws, treated in this Contract as a single Party, with no loss to being considered per se as autonomous and individual contracting parties;

And on the other side, NOKIA DO BRASIL LTDA., company duly established and incorporated in compliance with Brazilian legislation, with head offices registered at the address Centro Comercial Downtown, Av. das Amricas, 500, Bloco 19, sala 108, Barra da Tijuca, Rio de Janeiro, RJ, Brasil, registered in the CNPJ/MF under n.(o) 01.108.177/0001-79, in this act represented in accordance with its Company By Laws, henceforth herein called "NOKIA";

Both TIM and NOKIA, when referred to in isolation will be individually called "Party" and when referred to as a group will be called "Parties".

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CONSIDERING THAT TIM and NOKIA have negotiated, in detail, the terms and conditions for supply of hardware, software and services related to TIM's GSM network;

CONSIDERING THAT TIM tendered NOKIA a price quote request ("RFQ") for Supply of Products and Services for the GSM network in Brazil, Ref. RFQ-NW-089/02 on November 4th, 2002;

CONSIDERING THAT, in answer to RFQ, NOKIA delivered to TIM, on December 3rd 2002, Proposition related to the Supply of Products and Services for the GSM network in Brazil (the "Proposition"), as per description contained in RFQ;

The Parties have fairly and justly agreed the terms and conditions for the Supply of Products and Services for the GSM network in Brazil, as stated below:

ARTICLE 1  DEFINITIONS

     1.1 "Final Acceptance" will carry the meaning established in Attachment 5 - Test and Acceptance Procedures.

     1.2 "Initial Acceptance" will carry the meaning established in Attachment 5 - Test and Acceptance Procedures.

     1.3 "Commercial Activation" will mean use of the Equipment in a given "Site" for the delivery of SMP to subscribers not entitled to gratuity (friendly users).

     1.4 "Scope" signifies the Products and Services to be supplied and/or performed by NOKIA (according to the case) in accordance with
          ARTICLE 3, Attachment 3 - Procedures for Purchase Orders and Attachment 10 - Planning of Demand.

     1.5  "Attachments" means any and all attachments defined in the Contract.

     1.6 "Associated" means any company controlled by TIM and/or by NOKIA, or that controls, or that is under joint control of these, directly or indirectly.

     1.7 "Commissioning" means every activity, according to the descriptions contained in NOKIA'S standard commissioning manual for the Equipment in case of point, related to the configuration of the Equipment so that it will be ready for connection to other Equipment. Commissioning includes testing of the respective Equipment, disconnected from other Equipment. Commissioning of the Microwave link involves testing at both ends (A and B) of the link. Commissioning does not include any activity for installing and assembly of the Equipment, itself.

     1.8 "Contract" means this instrument for Supply of Products and Services, as well as its Attachments and any eventual additive terms agreed opportunely between TIM and NOKIA.

     1.9 "Schedule" means the period, agreed by the Parties, stated in each Purchase Order, within which NOKIA shall deliver and\or render the Products and Services (as the case might be), as well as the lead times defined in Attachment 10 -Planning of Demand.

     1.10 "Intellectual Property Rights" means any and all patents (including supplementary protection certificates), utility models, inventions, business concepts, know-how and Information, registered trademarks, registered designs, designs, topography rights, database rights, copyright (regardless of being registered or not), and every usage and right to request protection of the above mentioned, as well as any other rights of similar or corresponding nature worldwide, as well as the related legal action rights.

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     1.11 "Documentation" means any and all materials and explanatory and informative presentations related to the Equipment, Spares and Services, in printed or electronic format, to be supplied by NOKIA, in accordance with the Contract, including, without limitations, manuals, descriptions, specifications, installation instructions and/or for users, diagrams, printed material, lists, flowcharts, program descriptions and training materials.

     1.12 "Dollar" or "USD" means the official currency of the United States of America.

     1.13 "Equipment" means any and all related Hardware and Software to be delivered and/or installed and/or tested, as an independent part having a specific function in the System, such as, but not limited to:
          BSC (Base Station Controller), BTS (Base Transceiver Station), OMC (Operation and Maintenance Center) for BSS, microwave link.

     1.14 "Technical Specifications" means the System's technical and functional specifications, specified in Attachment 4 - Technical Specifications.

     1.15 "Technical Warranties" means all the warranties tendered by NOKIA to TIM, in accordance with ARTICLE 18 of this Contract.

     1.16 "Project Manager" means the qualified person responsible for the Scope of the Contract, in accordance with the dispositions established in the Contract.

     1.17 "GSM" is the acronym in the English language for Global System for Mobile Communication.

     1.18 "Hardware" means the telecommunications infrastructure equipment produced or purchased by NOKIA, with the exception of the Software, which will be supplied by NOKIA to TIM as part of the Scope of the Contract.

     1.19 "Information" means the Software and its respective Documentation in any format or medium, as well as any and all changes, updates or enhancement; (b) any other information related to the Software supplied by NOKIA to TIM that is identified by NOKIA as proprietary or confidential; (c) the terms of the Contract; and (d) information belonging to TIM or NOKIA, in writing, technical, commercial, financial or marketing related to inventions or products, research and development, production, industrial processes or engineering, costs, profits or margin, staff qualifications and salaries, finances, clients, marketing and production, and future business plans that are clearly proprietary or confidential.

     1.20 "Integration" means a connection of the Equipment to other relevant Equipment and/or equipment belonging to third parties (according to the case) within TIM's GSM network, according to the limits and as per definition established in the Contract. Integration does not include any reconfiguration or optimizing activity, nor does it include any equipment installation or assembly activity.

     1.21 "Item" means any item of Hardware, Software, Spares, Services and
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     1.22 "Price List" means the list of Unit Prices given in Reals valid under the Contract, related to each Item, according to the values established in Attachment 1 - List of Prices, Discounts and Vouchers.

     1.23 "Responsibility Matrix" means the list of duties established in Attachment 2 - Responsibility Matrix.

     1.24 "Purchase Order" means documents issued by TIM specifying the Products and Services to be delivered and/or carried out by NOKIA (according to the case), in accordance with this Contract, and that shall include, in addition to other information, the scope, quantities and corresponding Schedule.

     1.25 "Performance Bond" means the financial foreclosure warranty in benefit of TIM, in accordance with ARTICLE 19 of the Contract.

     1.26 "Unit Price" means the price related to each Item to be supplied, in accordance with the disposed and established in Attachment 1 - Price List, Discounts and Vouchers, of the Contract.

     1.27 "Acceptance Procedure(s)" means any and all procedures related to the tests and acceptance procedures established in the Contract, including in Attachment 5 -Test and Acceptance Procedures.

     1.28 "Products" means the Equipment, Spares and Documentation to be supplied in accordance with this Contract.

     1.29 "Reals" means the official currency of the Federated Republic of Brazil.

     1.30 "Services" means services to be delivered by NOKIA in accordance with the Contract, including, but not limited to installation and assembly, Commissioning and Integration.

     1.31 "System" means the totality of the Equipment to be supplied by NOKIA to TIM according to this Contract.

     1.32 "Site" means the physical site where the Products will be installed and assembled.

     1.33 "SMP" is the acronym for the expression in Portuguese "Mobile Personal Service".

     1.34 "Spares" means any Equipment used as replacement for maintenance purposes.

     1.35 "Software" means software developed or purchased by NOKIA and supplied to TIM and including (i) the object code versions executable by machines for the Equipment user-loadable software; (ii) firmware built into the Equipment; (iii) all the related user documentation; (iv) any update or review for this software or of the firmware delivered to TIM, in accordance with this Contract (as per definitions given from here on) or any related support and maintenance services contract, regardless of the manner of delivery used for the Software (ex.: separate physical media, online); and (v) any copy of any of these items.

     1.36 "Final Acceptance Term - FAT" means the Final Acceptance Term issued by TIM, as established in Attachment 5 - Test and Acceptance Procedures.

     1.37 "Initial Acceptance Term - IAT" means the Initial Acceptance Term issued by TIM in accordance with Attachment 5 - Test and Acceptance Procedures.
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     1.38 "Site Value" means the value of the Equipment and Services related to the Site as defined in the respective Purchase Order(s).

ARTIGO 2 RELEVANT DOCUMENT

     2.1  Attachments. The Attachments listed below are part and parcel of this
          Contract:

          Attachment 1: List of Prices, Discounts and Vouchers

          Attachment 2: Responsibility Matrix

          Attachment 3: Purchase Order Procedures

          Attachment 4: Technical Specifications

          Attachment 5: Acceptance Tests and Procedures

          Attachment 6: Performance Bond

          Attachment 7: Software License Terms and Conditions

          Attachment 8: Software Correction Terms and Conditions

          Attachment 9: Software Warranty Terms and Conditions

          Attachment 10: Demand Planning

          Attachment 11: Applicable Documents

     2.2 In the event of conflicts or doubts, this Contract shall prevail over the Attachments, except where related to issues of a technical nature that are clearly defined in the Attachments.

ARTIGO 3  SCOPE

     3.1  The Scope for this Contract is:

          (A)  Supply of products by NOKIA to TIM; and

          (B) Delivery of services, including, but not limited to, drafting of implementation projects and execution of tests needed for implementing the System, services of installation and assembly. Commissioning and Integration; and the delivery of services needed for implementing this system in accordance with the technical Specifications foreseen in this Contract.

     3.2 NOKIA shall, in accordance with the highest standards worthy of a fully skilled, experienced and competent supplier, supply, install and assemble, commission, integrate and test the System, including Products and Services as established in this Contract.

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     3.3  NOKIA guarantees that it will supply TIM with correct and accurate information about its experience and qualification, while at the same time commits to addressing and continuing to be aware of every modification related to legislation, codes, norms and work practices, relevant to performing its duties under the terms and conditions of this Contract.

     3.4 This Contract establishes NOKIA's duty to supply Products and Services to TIM in accordance with the Purchase Orders issued by TIM and accepted by NOKIA. TIM shall only commit in relation to the Products and Services object of any Purchase Orders duly issued, exclusively at its discretion, and accepted by NOKIA, with this not implying any form of commitment by TIM to the values estimated for issuance of Performance Bond according to the definition established in Article
          19. Any other document issued by TIM, listing Products/Services and their respective amounts, shall be considered a mere estimate and will not carry any obligation or responsibility for TIM. The delivery of Products and rendering of Services can only be initiated by NOKIA through issuance of the respective Purchase Orders by TIM and their acceptance by NOKIA.

     3.5 The total contract value shall be defined by the sum of all these Purchase Orders, without the existence of any commitment by TIM of acquiring NOKIA Products and/or contracting NOKIA Services, nor, reimbursing any eventual expenses incurred by NOKIA due to having signed this Contract, except where foreseen differently in this Contract.

     3.6  Purchase Orders are liable to the procedures specified in Attachment 3
          - Purchase Order Procedures and in Attachment 10 - Demand Planning.

ARTIGO 4  PRODUCTION

     4.1 NOKIA will manufacture the Products in Brazil to the point required to achieve the classification of local manufacturer, i.e. register in the Basic Productive Process (Processo Produtivo Bsico - PPB), in accordance with the requirements set out by the competent public authorities, National Economic and Social Development Bank (Banco Nacional de Desenvolvimento Econmico e Social - BNDES) and the Special Agency for Industrial Funding (Agncia Especial de Financiamento Industrial - FINAME) described in further detail in Sections 8.7 and
          8.8 of this Contract. NOKIA shall identify every item produced in any other country. Notwithstanding the effective local production of the Products, prices charged from TIM cannot be higher than those established in this Contract.

     4.2 TIM will be entitled to inspect NOKIA's Brazilian production facilities, including access to premises and relevant information, through prior written notification, to be delivered a minimum of 5
          (five) working days before the intended inspection date.


     4.3 Subcontracts: Should NOKIA intend to subcontract out part of its duties under this Contract, NOKIA shall, within 10 (ten) days of the signature date for this Contract, deliver the list of names of the subcontracted companies to TIM for approval, clearly specifying each of the subcontracted companies' duties. Within 10 (ten) days of receiving this notification, TIM shall inform NOKIA, in writing:

          (A)  Approval of the list of subcontracted companies; or

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          (B)  Rejection of the list of subcontracted companies or of any specific subcontracted company(ies), also supplying relevant, detailed and valid information related to the rejection motives. The information supplied to TIM cannot, for any reason or under any form, be passed on to third parties, including the list of subcontracted companies. In the absence of such notification by TIM, the list of subcontracted companies will considered approved at the end of the term of 10 (ten) consecutive days defined above.

     4.3.1 In any case, NOKIA will remain entirely responsible for any and all actions and/or omissions by its subcontracted companies and the perfect execution of this Contract.

ARTIGO 5  PRICES

     5.1  *

     5.2  *

     5.3  *

     5.4  *

     5.5  *

ARTIGO 6  PRICE READJUSMENT

     6.1  *

     6.2 Prices defined in Attachment 1 - List of Prices, Discounts and Vouchers are fixed and can be readjusted only in accordance with the items defined in this Article.

          6.2.1 For the purpose of readjustment calculations, only the first three digits of the decimal portion shall be considered.

     6.3  IMPORTED PRODUCTS

          6.3.1 The prices for imported Products will be readjusted using the following criteria:

                6.3.1.1 All prices on the Invoice shall be stated in Reals.

                6.3.1.2 *

     6.4  *

          6.4.1 *

     6.5  *

          6.5.1 *

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          6.5.2 *

          6.5.3 *

          6.5.4 *

ARTIGO 7  PAYMENT TERMS AND CONDITIONS

     7.1 Payment made for the Equipment, Services and Spares will be made by TIM, to NOKIA, as follows:

          7.1.1 *

          7.1.2 *

          7.1.3 *

     7.2  *

ARTIGO 8  BILLING

     8.1  Invoices must contain the following information:

          (A) Number and date of the Purchase Order and the reference number for the Item on the Purchase Order;

          (B)  Item on the Price List and the corresponding value;

          (C)  FINAME code, where applicable for the Item purchase;

          (D) Number of the internal order TIM, as long as this has been expressly and, in due time, informed to NOKIA.

          (E) the Site relative to the Produto purchased or to the Service delivered, when informed by TIM on the Purchase Order.

     8.2 Invoicing for Products and Services requested by TIM to NOKIA, by way of issuance of a Purchase Order, shall observe the provisions of
          Article 6 - Price Readjustment.

     8.3 Notwithstanding the provisions relative to addressing BNDES norms foreseen in Section 8.7 and except where explicitly and differently, agreed in writing by the Parties, TIM will be entitled to only authorize payments when NOKIA presents (i) invoice; and (ii) notarized copies of payment receipts to NOKIA and/or subcontractor staff for delivering services related to this Contract, and the payment of the social contribution to INSS (National Social Security Institute - Instituto Nacional da Seguridade Social) and to FGTS (Time of Service Guarantee Fund - Fundo de Garantia por Tempo de Servico) relative to month preceding the issuance date for the invoice. The documents mentioned in item (ii) shall be presented to TIM by the 15yth (fifteenth) day of the month relative to the due date in case of point.
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     8.4  In case of delay in presenting invoice, and/or of any errors identified on the invoice, the following procedure shall be addressed:

          (A) If there is a possibility for correcting the invoice presented by NOKIA by way of a correction letter, TIM shall inform NOKIA in relation to the necessary correction in up to 10 (ten) working days counted from the date of reception of the invoice, and NOKIA shall deliver said letter of correction to Tim within 2 (two) working days counted from the date of reception of TIM's request for the correction letter.

          (B) If it is not possible to correct the invoice presented by NOKIA by way of a correction letter, and it is necessary to replace it with a new one, TIM shall return the invoice to NOKIA, in up to 10 (ten) working days counted from the date of its reception, in order to make issuance of a new invoice possible.

     8.5 TIM shall make payment for the invoice presented by NOKIA in accordance with the payment terms and conditions defined in Article 7
          - Payment Conditions and Terms, or within 20 (twenty) days counted from the date of issuance of the corrected invoice as provided for in
          Section 8.4, whichever occurs later.

     8.6 Occurrence of errors in invoices, absence of documents and/or errors or delay in the information supplied by NOKIA shall result in postponing the relative due dates with no penalties being incurred by TIM.

     8.7 Addressing BNDES norms: NOKIA must act in compliance with every relevant BNDES rule or norm, that must be addressed by NOKIA, in order for TIM to be entitled to funding from BNDES ("BNDES Norms").

     8.8 Invoices issued by NOKIA relative to the acquisition of locally manufactured Items must include the FINAME code, using the nomenclatura supplied in the Computerized Manufacturer Registry (Cadastro de Fabricantes Informatizado - CFI/FINAME), as long as this code has been issued by FINAME by the invoice issuance date. NOKIA shall present technical and financial information about the Items acquired by TIM, together with the relevant invoices as requested or required by BNDES or by FINAME. TIM will not accept more than invoice for different parts or the same Item. All invoices relative to the acquisition of locally manufactured Items will be liable to return or postponing of due dates should these not be compliant with BNDES norms or other procedures defined in this Contract.

     8.9 NOKIA will be responsible for accuracy and authenticity of any and all information supplied to TIM linked to addressing NOKIA's responsibilities.

     8.10 Should NOKIA not meet its duties and obligations, as provided for in Sections 8.7 and/or 8.8, and for which NOKIA is accountable in accordance with the provisions of this Contract, making it impossible for TIM to be eligible for funding in accordance with BNDES norms for reasons ascribable to NOKIA, TIM will be entitled to rescinding the Contract, as long as NOKIA is incapable of correcting the violation within a 60-day (sixty) term, counted from the date of notification in writing by TIM that it is not possible to obtain funding in accordance with BNDES Norms due to non-compliance on NOKIA's part, of the duties and obligations defined in Sections 8.7 and/or 8.8, with no loss on losses or damages owed TIM resulting from such non-compliance.

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     8.11 It will not be considered violation of the responsibilities defined in
          Section 8.7, on NOKIA's part, if TIM's funding request from BNDES is refused or postponed for the following reasons:

          (A) Any changes in laws or government and/or authorities actions, after signature of this Contract, that might come to affect negatively NOKIA capacity to address BNDES Norms; and

          (B)  Cases of force majeur.

     8.12 Deductions and Retentions: TIM will be entitled to, at its sole discretion, retain and/or deduce from any payment owed to NOKIA:

          (A) The value of any applicable fine/penalty foreseen in this Contract;

          (B) The value of damages caused by NOKIA, and for which NOKIA is accountable in accordance with this Contract's provisions;

          (C)  Any debt by NOKIA to TIM;

          (D) Values charged from TIM, administratively or legally, stemming from taxes or labor or social security claims, relative to duties foreseen in this Contract or derived from application of the law not addressed by NOKIA.

     8.13 TIM will be entitled to discounting values owed by NOKIA, as per this Contract, from any future payment. Should this value exceed the value of outstanding invoices, NOKIA shall cover the difference in up to 45 (forty-five) days counted from the date of reception of the respective notification from TIM.

     8.14 Before making any retention and/or deduction foreseen in this Section, TIM shall notify NOKIA, in due time, about the intended deduction and/or retention.

     8.15 Invoice payment will be suspended if:

          (A) The necessary documents for payments, according to the provisions of this Contract, are not presented; or

          (B) Errors and/or delays in issuance of invoices according to the terms and conditions presented in Section 8.1.

     8.16 Payment Procedures: Every payment made must be deposited in the bank account specified in writing by NOKIA.

          8.16.1 The information mentioned in Section 8.16 must be up-dated 15 (fifteen) days in advance, whenever there is a need, on NOKIA's part, of modifying information previously supplied by TIM.

          8.16.2 TIM is not liable to fines for delay in payments due to any incorrect information supplied by NOKIA relative to bank options.

          8.16.3 The value credited to NOKIA's bank account must be considered full settlement of any and all payment obligations attributed to TIM on the invoice relative to the values of the installment effectively settled.

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     8.17 Should NOKIA receive any form of fiscal benefit directly linked to the
          Products and Services foreseen in this Contract, NOKIA shall address every requirement applicable so that TIM, if it so desires, can accrue the same benefit previously mentioned.

     8.18 Granting of credit titles, factoring, discounts, banking credits and collections and credit guarantee by NOKIA stemming from this Contract is strictly forbidden, whether partial or total, without prior consent in writing by TIM.

     8.19 In case of lacjk of definition otherwise in another part of this Contract, NOKIA shall bear all the necessary expenses to carry out the Scope of the Contract, including, but not limited to, housing, meals and transportation of its staff, subcontrators, powers of attorney or representatives. NOKIA will not be entitled to any reimbursement whatsoever for the above mentioned expenses.

ARTIGO 9  ONSET AND TERM

     9.1 This Contract's term will begin on the date of signature and will remain valid up to October 31st 2004, and retroactively, back to May 22nd 2003. This Contract may be renewed by mutual agreement, stated in writing, between the Parties.

ARTIGO 10 DUTIES AND RESPONSIBILITIES OF THE PARTIES

     10.1 Without loss of any other duty or obligation foreseen in this Contract, the responsibilities of each Party are defined in Attachment 2 - Responsibility Matrix.

     10.2 NOKIA's duties and obligations:

          10.2.1 NOKIA has as duties and obligations to:

          (A) Supply the System, including Products and Services, all of the highest quality level, adequate for their purpose and in good standing and in conditions to afford integration with the systems, software, equipment and services listed, as specified in this Contract, including those contracted by NOKIA's subcontractors, as well as any and all resources needed to develop the Scope of this Contract.

          (B) Carry out installation and assembly, Product Commissioning, Integration and Test, deploying suitable technical labor for performing and supervising these activities, in accordance with the terms defined in this Contract;

          (C) Supply, free of charge, Documentation related to the operation of the Products and Services effectively supplied by NOKIA;

          (D) Meet, at its own expense and whenever requested, with representatives from TIM;

          (E) Supply, promptly, any and all information requested by TIM related to the execution of this Contract;

          (F) Strictly adhere to the Schedule, always maintaining a satisfactory level of quality for the activities foreseen in this Contract, in particular for the purpose of preventing any losses or impairment to the undertaking of any activities that depend directly on these services, notifying TIM immediately of any eventual delay that might have occurred or could occur in the future;

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          (G)  Take the necessary steps in relation to subcontractors in order to ensure the rights of TIM, as defined in this Contract, with the obligation of replacing them whenever this is requested formally by TIM, by way of a formal notification, as long as it is for a duly justified reason;

          (H) Remove, at its own cost and responsibility, all packaging materials, surplus material, etc., related to the Products and Services, transporting them away from the Sites where the Equipment was installed, preserving them in suitable conditions of preservation and cleanliness, respecting any norm or procedure issued by TIM and/or government requirements related to Site administration and security;

          (I) Submit technical information, drawings, manuals, documents and calculations foreseen in Attachment 4 - Technical Specifications, as well as, any other documents agreed between the Parties, for prior approval by TIM, related to the Scope of the Contract, including the ones needed for the undertaking and follow up of the installation and Testing of these Items, it being agreed that the eventual approval on TIM's part does not in any way reduce or exclude NOKIA's responsibility in relation to such Items;

          (J) Immediately inform TIM, in writing, or through any other medium previously agreed between the Parties, any error or flaw detected;

          (K) Allow and make it possible for TIM, by way of representatives, to carry out, at any moment, inspection or testing on Site and provide inspectors with all the necessary information and documents, free of onus, as well as maintaining records of all relevant events, communication, decisions, irregularities, observations and claims;

          (L) Acquire Products in its own name, except where agreed otherwise, being the sole Party responsible for the respective payment, it being forbidden to use TIM's name in such transactions;

          (M) Issue, within the time frames agreed between the Parties, the reports requested by TIM;

          (N) Define and maintain available a technical team and enough professionals, in order to meet the requirements defined by TIM in this Contract, in relation to terms and quality, with said technical team and professionals reporting to the Project Manager appointed by NOKIA, who will also be responsible, among other activities, for performing the necessary interface with TIM;

          (O)  Sign all insurance contracts in accordance with Article 21;

          (P) Pay all salaries, labor and social security charges, as well as any other duties, taxes or contributions required by the applicable legislation, of its staff related to the Scope of this Contract, it being NOKIA's exclusive responsibility to meet said obligations;

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          (Q)  Address all occupational safety requirements applicable to the
               Scope of this Contract, in compliance with the existing legislation, being obliged to supply all its employees and require the same from its subcontractors, any and all collective or individual safety equipment (in particular hardhats, shoes, safety belts, etc.), as well as requiring that they make use of the equipment supplied and adequate addressing of pertinent rules, making sure of the proper deployment of said equipment;

          (R) Supply, directly or subcontracting, locally manufactured Products duly registered in the FINAME, where applicable, in accordance with the existing legislation;

          (S) Provide in every item, where applicable, in visible points, identification plaques containing: the name of the manufacturer, site and year of manufacture of the item, in addition to its technical identification and serial number;

          (T) Without any loss to the provision made in Section 10.3 of this Contract, be fully responsible and accountable for any eventual accidents caused by its employees or by those of its subcontractors to TIM and to third parties, stemming from performing the Scope, as well as any damages caused to TIM or to third parties by NOKIA employees or those of its subcontractors;

          (U) Be fully responsible, before TIM, for its employees and subcontractor companies, including taxes related to social security, accidents and charges of administrative, labor, punitive, tax and civil charges, being NOKIA considered the sole employer, it being explicit henceforth that there is no bond of any type between NOKIA's employees and its subcontractors and TIM;

          (V) Be totally responsible for the delivery of Products and Services to the Sites defined in accordance with the Purchase Orders accepted by NOKIA to the correct site, being liable and responsible for all additional expenses stemming from deliveries made to incorrect Site venues for reasons ascribable to NOKIA, taking on all transportation related risks in any hypothesis;

          (W) Be fully responsible for removal from Sites of Products delivered without having been requested by TIM; and

          (X) Obtain prior permission from TIM for access to Sites under its responsibility.

     10.3 RESPONSABILITIES

          10.3.1 NOKIA assumes the responsibility for all administrative and legal claims or suits, resulting from its actions or omission thereof, including by its employees and subcontractors, related to this Contract, freeing TIM from any responsibility in this aspect. NOKIA shall assume any and all expenses stemming from damages caused by its employees and subcontractors to TIM and/or third parties.

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          10.3.2 In case of legal suit filed by any third party against TIM, including labor claims filed against TIM by NOKIA's employees and/or subcontractors, NOKIA will be forced to replace TIM in the respective suits as long as said claims are related to the Products and Services delivered by NOKIA under the terms and conditions of this Contract.

                 10.3.2.1 Should NOKIA not act in defending these claims or suits, TIM will be entitled to take any and all appropriate legal measures and will be reimbursed for all expenses stemming from such measures, including legal costs and lawyers' fees.

          10.3.3 NOKIA will be responsible and shall indemnify TIM for any expense, liability, loss, action or suit related to injuries or death caused to any person, or any other type of damage, to any of TIM's or third parties' assets, stemming from the execution of the terms and conditions of this Contract or during the execution of its Scope, as applicable, and resulting from intentional or chance acts, as well as omission by NOKIA or its subcontractors.

          10.3.4 NOTWITHSTANDING ANY OTHER PROVISION CONTAINED IN THIS CONTRACT, NONE OF THE PARTIES (OR THEIR ASSOCIATES) IN THIS CONTRACT SHALL BE HELD RESPONSIBLE, IN ANY WAY, FOR ANY INDIRECT
                 DAMAGE CAUSED TO THE OTHER PARTY, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUE OR LOSS OF PROFITS RESULTING FROM THIS CONTRACT, OR DURING THE EXECUTION OF ITS SCOPE, EXCEPT IN
                 CASES OF SEVERE FAULT OR INTENT.

     10.4 TIM'S DUTIES AND OBLIGATIONS

          10.4.1 TIM's duties and obligations include:

          (A)  Punctually address its financial duties in relation to NOKIA;

          (B)  Supply additional information to NOKIA by way of written request;

          (C) Be responsible for the issuance of IAT and FAT or for indicating the reasons for the rejection, in compliance with the terms and conditions defined in Attachment 5 - Test and Acceptance Procedures;

          (D) Perform its respective duties and obligations as provided for in this Contract, including, but not limited to carrying out all the necessary Site preparation work for implementation by NOKIA;

          (E) Perform payment related to any additional costs imposed on NOKIA stemming from delivery of Products to the wrong Site for reasons solely ascribable to TIM; and

          (F) Authorize access, to Sites, by NOKIA employees and subcontractors, by way of prior request from NOKIA.

ARTIGO 11 SITES

     11.1 Site Approval and Supply:

          11.1.1 TIM shall supply Site venues to NOKIA in accordance with the terms and conditions foreseen in Attachment 5 - Test and Acceptance Procedures and in Attachment 4 - Technical Specifications.

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ARTIGO 12 Transfer OF ownership AND RisKs:

     12.1 The risk and responsibility related to the Products and Services will be transferred to TIM by way of (i) Initial Acceptance or (ii) Commercial Activation, whichever happens first.

     12.2 Ownership of the Hardware shall be transferred to TIM by way of full payment for these. Ownership of Software and of Documentation will remain NOKIA's and/or its respective license holders, as per Attachment 7 - Terms and Conditions of Software Licenses.

ARTIGO 13 MANAGEMENT OF ACHIEVEMENT OF THE scopE oF THE CONTRACT

     13.1 The Scope of the Contract will be achieved by NOKIA through deployment of its own methods and standards, in compliance with every Technical Norm and requirement defined in this Contract. NOKIA shall address all applicable rules, including the norms established by ANATEL (National Telecommunications Agency Agencia Nacional de Telecomunicacoes), CREA and ABNT (Brazilian Association of Technical Norms - Associacao Brasileira de Normas Tecnicas).

     13.2 Each party shall formally communicate to the other the full names of its Project Managers.

     13.3 The Parties shall appoint people to replace or stand in for Project Managers in case these should be absent or eventually impeded from performing their functions.

     13.4 NOKIA shall maintain a Project Manager available for TIM during the time needed to fulfill this Contract. The referred manager will be responsible for supply and inspection of the installation of said Products e Services.

     13.5 TIM will appoint its Project Manager, who will be responsible for inspecting the achievement of the Scope of the Contract, from the onset to its acceptance by TIM, with NOKIA being obliged to collaborate with said inspection.

     13.6 NOKIA will appoint a professional duly registered in the Regional Engineering and Architecture Council (Conselho Regional de Engenharia e Arquitetura - CREA) in each state where NOKIA will deliver Services, who will be responsible for managing the Services.

     13.7 Each Party shall be responsible for the daily and transportation expenses related to the displacement of engineers and technicians of the other Party, whenever their presence is deemed necessary for verification and certification of the undertaking of a given activity, which could be carried out for reasons ascribable to the other Party.

     13.8 Every communication related to undertaking the Scope of this Contract shall be carried out in writing and sent to the other Party's Project Manager, except in cases of verbal agreements, based on the urgency of the work, which must later be confirmed in writing within a maximum of three (3) days of its occurrence.

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ARTIGO 14 events (Milestones)

     14.1 Each Party shall meet the Schedule.

     14.2 Issuance of IAT by TIM or payment made to NOKIA of any sums owed under the terms of this Contract shall not release NOKIA from its responsibilities in relation to the activities undertaken and to be performed, and shall not, in any way, imply in the Final Acceptance of these activities.

     14.3 Should TIM verify the existence of any irregularity or shortcoming in relation to the activities stated as concluded by NOKIA, these activities will be considered as not done, and remain pending until NOKIA corrects such irregularities or shortcomings, with NOKIA being liable for the related expenses.

ARTIGO 15 PROGRESS, INSPEction and TEST rEportS

     15.1 NOKIA shall present TIM, whenever requested, reports on the progress of the implementation of the System, in order to keep TIM informed of:
          (i) the current stage in comparison with the Schedule; (ii) the next steps to be taken by NOKIA relative to the problems faced or to be faced; and (iii) corrections made or to be made.

     15.2 The procedures for Acceptance of Products and Services are foreseen in Attachment 5 - Test and Acceptance Procedures.

     15.3 For the purpose of verifying the compliance of the Equipment in relation to the applicable technical regulations and the Technical Specifications, on request by TIM, NOKIA shall schedule a visit to NOKIA's production facilities.

     15.4 Except where otherwise agreed between the Parties, NOKIA shall supply, at its own expenses, whatever needs there are for the execution of the tests in compliance with the disposed in Attachment 5 - Test and Acceptance Procedures.

ARTIGO 16 SOFTWARE LICENSE

     16.1 The use of any Software is subject to the terms contained in the Software license described in Attachment 7 - Software License Terms and Conditions.

ARTIGO 17 INTELLECTUAL PROPERTY RIGHTS

     17.1 Copyright of all drawings, specifications, manuals, documents and data, as well as the Intellectual Property Rights, supplied by one of the Parties to the other, in accordance with this Contract, shall remain with the first Party above-mentioned, however, the receiving Party will have exclusive and non-transferable license to use the copyright in fulfilling this Contract, as well as for operation and maintenance of the System in Brazil, under the terms defined in this Contract. This license does not include any rights to issue sub-licensing. Unauthorized copies are strictly forbidden.

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ARTIGO 18 Technical warranty

     18.1 The warranty terms for the Equipment can be found specified in Attachment 9 - Software Warranty Terms and Conditions.

     18.2 The Software correction terms are specified in Attachment 8 - Software Correction Terms and Conditions.

     18.3 NOKIA guarantees the careful and professional delivery of the Services in compliance with the Technical Specifications. Should the Services delivered by NOKIA not be in accordance with the above-mentioned, TIM shall notify NOKIA in relation to the case and NOKIA shall take the necessary measures to rectify the non-compliance in the shortest time possible.

     18.4 It is agreed between the Parties that any and all Products must correspond to the GSM specifications foreseen in Brazilian legislation, including in so far as any applicable ANATEL and ABNT rules. The Parties also agree that NOKIA cannot be held responsible for the consequences of changes in the GSM specifications after the Products have been supplied to TIM.

     18.5 NOKIA commits to presenting the ratification certificates for all Equipment models supplied with the respective validity dates duly up-to-date.

     18.6 NOKIA also commits to renewing with ANATEL or any other pertinent competent authority, the expired ratification certificates for any model of Equipment installed in the TIM networks.

ARTIGO 19 performance bond

     19.1 During the term of this Contract, Performance Bonds shall be issued by prime banking company, approved by TIM, in accordance with the terms and conditions established in Attachment 6 - Performance Bond, for sequential periods, until January 31st 2005, using as base value the 15% (fifteen percent) of the supply of Products and Services, adopting the following:

          19.1.1. As a guarantee of the execution of this Contract, NOKIA shall, within 10 (ten) working days after signature of this Contract, deliver to TIM a Performance Bond equivalent in value to 15% (fifteen percent) of the value estimated by TIM, in accordance with Attachment 10 - Demand Planning, for the Purchase Orders to be carried out under this Contract in the six months following the issuance of the Performance
                  Bond.

                  19.1.1.1. It is henceforth agreed that the Performance Bond, related to the first six months of the term of this Contract, shall be issued to the value of R$13,500,000.00 (thirteen million, five hundred thousand Reals), equivalent to 15% (fifteen percent) of the value estimated for the Purchase Orders to be issued by TIM in this period, that is to say, R$ 90,000,000.00 (ninety million Reals), based on 412 (four hundred and twelve) BTS, 4
                            (four) BSC, 1 (one) TCSM, 761 (seven hundred and sixty-one)expansion TRX EDGE, 9 (nine) BSC upgrades and 4 (four) TCSM upgrades.

          19.1.2. It is also agreed that the remaining Performance Bonds shall be successively issued until January 31st 2005, at each six month period, under the terms foreseen in Sub-Section
                  19.1.1. above.

     19.2 Each Performance Bond will remain valid for six months. The new Performance Bond shall be delivered to TIM in up to 10 (ten) days before the expiry of the term of the previous Performance Bond.

     19.3 Should TIM decide to foreclose the guarantee foreseen in this Section, TIM shall inform NOKIA of its intention, by way of written notification with thirty (30) days notice, in order to grant NOKIA the opportunity to redeem the non-compliance within this time frame. The foreclosure guarantee mentioned above can only be executed by TIM in the case of a relevant non compliance of NOKIA in its duties and responsibilities established in this Contract.

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     19.4 It is further agreed that the Performance Bonds shall be issued on first demand condition, irrevocable, unchangeable and unconditional, once observed the disposed in Section 19.3. above.

ARTIGO 20 IMPORTATION OF PRODUCTS

     20.1 NOKIA will be responsible, in accordance with the applicable legislation, for the importation of the Products, except when otherwise agreed with TIM. Should TIM decide to perform the importation of Products under its own name, NOKIA shall tender assistance to TIM under terms and conditions to be agreed between the Parties.

ARTIGO 21 INSURANCE

     21.1 NOKIA shall offer insurance for engineering risks, modality of installation and assembly of the System covering any damages caused by NOKIA, including damage caused by its subcontractors, or as a result of chance or "force majeur' events. This insurance coverage shall be issued by a prime insurance company and must cover any and all reasonable risks inherent in the Services and Products foreseen in the Scope of this Contract. The insurance shall provide coverage until Initial Acceptance or placement of the respective item of Equipment in Commercial Activation, whichever happens first. The insurance will also cover replacement costs for Products as well as for their parts and components, which will be delivered to TIM by NOKIA for the purpose of implementing the System.

     21.2 NOKIA shall also contract and maintain civil responsibility insurance to the value of R$ 2,500,000.00 (two million, five hundred thousand Reals), to cover material and/or personal damages caused by NOKIA, or its subcontractors, to TIM or third parties, during the implementation of the System, which will remain in force for the full term of this Contract.

     21.3 Any insurance eventually contracted by TIM will not, in any way, imply as reason for NOKIA not contracting the insurance foreseen in this Contract, and will not affect TIM's right to levy any fine, penalty, indemnity or responsibility on NOKIA, as foreseen in this Contract, even when for recovery of events.

     21.4 NOKIA is duty-bound to deliver to TIM, or to whoever is appointed by TIM, upon request, of copy of all insurance policies and/or certificates attesting to the contracting of said insurance.

     21.5 Coverage conditions for the policies must be analyzed and approved in advance by TIM, and cannot suffer any alteration during the term of this Contract, without prior consent from TIM, issued in writing.

     21.6 Presenting and obtaining approval from TIM for the insurance policy does not release NOKIA from its responsibility to indemnify TIM for the losses or damages it gives rise to, including hypothetically such an event exceeding the maximum indemnity value defined in the policies.

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     21.7 NOKIA shall present TIM with copies of the insurance certificates fully settled, as foreseen in items 21.1 and 21.2 above, immediately upon contracting and at each renewal.

ARTIGO 22 TAXES

     22.1 NOKIA will be fully accountable and responsible for any taxes or contributions required by municipal, state and federal governments, as well as by independent government agencies and class associations that, in the terms of the law, incur or come to incur upon this Contract or on the execution of the Scope, including fines and other charges.

     22.2 NOKIA shall deliver to TIM, whenever requested, proof of the above-mentioned payments of taxes and contributions.

     22.3 In the event of changes to taxation legislation, any expenses or taxes created, altered or eliminated, as well as the creation of additional dispositions after date of signature of this Contract affecting the contracted prices, will result in their reassessment, in the subsequent corresponding payments.

     22.4 Should TIM import Products directly, the payment of duties and taxes and relevant expenses shall be undertaken by TIM.

     22.5 For clarification purposes, the Services to be performed by NOKIA shall not be considered cession of labor or contractor events in accordance with the terms respectively foreseen in Article 31st, paragraph three of Federal Law no. 8,212/1991.

          22.5.1 Should TIM be charged with lack of retention of the contributions to the National Social Security Institute (Instituto Nacional de Seguridade Social - INSS) stemming from item 22.5. above, NOKIA will be mandated to reimburse TIM for the corresponding sum, with no loss from fines or interest charges eventually imposed on TIM.

          22.5.2 In the event of occurrence of the disposed in item 22.5.1. above, TIM will unequivocally notify NOKIA of the fact, by way of written communication, by letter or facsimile, in the form foreseen in this Contract, in due time for NOKIA to be able to, within the legal time frame, file the corresponding defense, contestation or embargo.

ARTIGO 23 PENALTIES

     23.1 Penalties Imposed by ANATEL

          23.1.1 NOKIA will indemnify TIM for the value of any penalties imposed on TIM by ANATEL in relation to the absence of any Product certification as well as any non-compliance with the technical requirements established by ANATEL for the referred Products.

     23.2 Penalties for Delay in Payments

          23.2.1 Should TIM delay payments owed to NOKIA described in this Contract, after reception of the due notice send by NOKIA, TIM shall pay interest for every day outstanding counted from the due date to the date the payment is made, which corresponds to:

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               (A)  Up to 30 (thirty) days late, 105% of the CDI (Interbank
                    Deposit Certificate - Certificado de Deposito Interbancario) applicable for the total outstanding period on the value owed, calculated on a pro rata die basis;

               (B) After the 31st (thirty-first) day and up to the 60th (sixtieth) day outstanding, 110% of the CDI (Interbank Deposit Certificate - Certificado de Deposito Interbancario) applicable for the total outstanding period on the value owed, calculated on a pro rata die basis; and

               (C) After the 61th (sixty-first) day outstanding, 110% of the CDI (Interbank Deposit Certificate - Certificado de Deposito Interbancario) applicable for the total outstanding period on the value owed, calculated on a pro rata die basis.

          23.2.2 Any partial payment made shall, first, be used to cover the accumulated interest, where applicable, and following this, to cover the value of the principal owed. For clarification purposes, the duty of interest payment shall be addressed without any loss to other rights available and entitled to NOKIA in accordance with this Contract.

          23.2.3 Should TIM not make the payment owed for more than 30 (thirty) days, NOKIA, after written notification to TIM, shall be entitled, at its sole discretion, to suspend delivery of Products and the rendering of Services (including warranty Services related to the Products whose payments are outstanding) up to the moment where said payments are made.

          23.2.4 In case of delay in payments foreseen in Section 8.13, NOKIA will be liable to the application of the interest rates defined in Sub-Section 23.2.1 above on the value owed.

     23.3 General Dispositions Applicable to the Penalties foreseen in Sections
          23.4 and 23.5.

          23.3.1 The Parties expressly agree that the compensatory fines foreseen in this Article, as well as their payment, do not waive any obligations by NOKIA, that will remain valid until they are fully addressed, notwithstanding the payment of any fines levied.

          23.3.2 In case of delay caused by "force majeur" event, no penalty or indemnity related to this Contract will be owed by NOKIA for the delay caused by such events. In these cases, NOKIA shall make the best effort in annulling the effects of any and all 'force majeur' events, likewise so shall TIM make every effort in supporting measures taken to this end. Should the 'force majeur' event persist for over 60 (sixty) days, TIM will be entitled to total or partial termination of this Contract, without any onus on TIM in relation to NOKIA, except for the payment, by TIM, of any outstanding sums for Products and Services already supplied by NOKIA, in the event there are any, in accordance with the terms and conditions provided for in this Contract.

          23.3.3 The terms and conditions foreseen in Article 23 consist in the sole reparation owed in relation to the delay in the delivery of Products and Services, with no additional indemnity payments being owed, except in cases where the delay results from severe failure or intent on NOKIA's part.

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          23.3.4 Should it be impossible or in case of impediment, for NOKIA to perform delivery for reasons solely ascribable to TIM, the terms defined in Attachment 10 - Demand Planning shall be extended for the same period of delay caused by TIM.

23.4     Penalties for Delay in Delivery

          23.4.1 NOKIA shall deliver Products and render Services in accordance with the Schedule of delivery, installation, testing and acceptance of Products and Services in accordance with the date(s) specified in the Schedule. Should NOKIA delay in delivering Products and rendering Services, NOKIA shall compensate TIM for said delay by way of a compensatory fine. The procedures for the calculation of these fines are defined in Article 23.

          23.4.2 If, due to facts solely ascribable to NOKIA, Products and Services are not delivered to TIM duly integrated, by the dates foreseen in the Schedule, or in so far as those Products that are not an object of integration on the delivery date(s) specified in the Schedule, TIM will be entitled to claim payment of penalties by NOKIA defined as follows:

                 (A) For each Site, 0.29% (zero point two nine percent) of the Site Value, as defined in the respective Purchase Order(s), for those with delays in excess of 14 (fourteen) days, for each day of delay in meeting the Purchase Order(s), in accordance with the Schedule agreed between the Parties, to the maximum value of 10% (ten percent) of the Site Value mentioned above;

                 (B) For all other items, 2% (two percent) of the price of the item in delay, as defined in the respective purchase order, including service charges linked to them, where applicable, for every full week of delay, counted from 14 (fourteen) days after non-compliance with the terms of the purchase order in accordance with the schedule agreed between the parties, to the maximum value of 10% (ten percent) of the price for the item in delay, including any service charges stemming from this situation, where applicable.

          23.4.3 If the maximum penalty value is reached, TIM will be able to, by way of written notice, demand that NOKIA meet its obligations in relation to the late Products within a specified time frame, no shorter than 7 (seven) working days. This term shall be defined by TIM, at its sole discretion, taking into account any reasonable technical condition and/or other relevant condition that might influence this. Should NOKIA not meet its obligation within this time frame, TIM will be entitled to rescind immediately this Contract by way of the written notification to NOKIA according to the provisions of Article 24, with no loss of NOKIA's responsibilities in relation to the other penalties and liabilities according to the terms and conditions defined in this Contract.

          23.4.4 Acceptance by TIM of extension of deadlines to be met by NOKIA will not release NOKIA from the penalties applicable for the delay in delivery of Products or rendering of Services.


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     23.5 Penalties for not Meeting Support and Maintenance schedules

          23.5.1 NOKIA shall deliver support and maintenance Services for the Equipment according to the terms and conditions to be defined in the Care contract to be signed between the Parties. In the event that, on the date of signature of this Contract, the Parties still have not signed said contract, NOKIA shall deliver such support and maintenance Services to TIM under the same terms and conditions foreseen in the Care contract already signed between TIM CELULAR S.A. and NOKIA DO BRASIL LTDA. on October 09th 2002, until the Care contract object of this Sub-Section is signed, with NOKIA being, in both cases, liable to the penalties foreseen in said instruments.

ARTIGO 24         TERMINATION OF THE CONTRACT

     24.1 TIM shall be entitled to rescind this Contract if NOKIA, after expiry of the term granted by TIM, by way of written notice and that cannot be shorter than 60 (sixty) days, does not solve any of the irregularities described below:

          (A) not meeting or addressing any relevant obligation of this Contract;

          (B) total or partial cession of rights and obligations stemming from this Contract without prior consent in writing by TIM;

          (C) not fulfilling Purchase Orders placed by TIM and accepted by NOKIA in relation to the obligations defined in this Contract and during its execution;

          (D) evidence, at any point in time, of the lack of technical, financial or managerial capacity to fulfill the Scope of this Contract; or

          (E) declaration of legal liquidation, declaration of bankrupcy, or concession of chapter 11 bankrupcy.

     24.2 In the event of termination of this Contract based on any of the items defined above in Section 24.1, NOKIA will not be entitled to any form of indemnity, being only entitled to the payment for the Products or Services that, on the date of termination of the Contract, have already been delivered and/or rendered (as the case may be) and accepted (where applicable), with no loss to TIM's right to deduct from any of above defined payments any and all penalties imposed on NOKIA in accordance with this Contract and with no loss to the responsibilities or possible losses and damages as described in this Contract.

     24.3 NOKIA will be entitled to rescind this Contract should TIM, after expiry of the term granted by NOKIA by way of written notice, and that cannot be shorter than 60 (sixty) days, not solve any of the irregularities described below (as long as these are effective):

          (A) not meeting or addressing any relevant obligation of this Contract;

          (B) declaration of legal liquidation or declaration of bankruptcy by TIM;

          (C) decision, on TIM's part, to suspend the activities included in the Scope of the Contract, for a period longer than 180 (one hundred and eighty) days, except in case of 'force majeur' events.

     24.4 In the event of termination of this Contract based on any of the items described above in Section 24.3, NOKIA will be entitled to:

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          (A)  Receive from TIM the prices of Products sent and of the Services already rendered by the effective termination date for this Contract, as long as the Products and Services are compliant with the Technical Specifications defined in this Contract.

          (B) In the case of partially manufactured Products and partially rendered Services before the effective termination date for this Contract, (i) NOKIA will be entitled to receive from TIM, should it opt for not fulfilling pending Purchase Order(s), any and all reasonable costs incurred and duly proven by NOKIA in relation to any pending Purchase Order issued by TIM in accordance with the terms and conditions of this Contract, such as, but not limited to, any equipment, material or service already purchased by NOKIA from third parties or people involved in addressing said Purchase Order; OR (ii) TIM will be entitled to chose fulfilling the Scope of these Purchase Order(s), with, in this case, advance payment having to be made to NOKIA for the full value of the Purchase Order, in case of point.

     24.5 This Contract can be rescinded by mutual agreement between the Parties or in the event that the authorization issued by ANATEL is revoked for reasons not ascribable to either Party. Should this be the case, there will be no onus on either of the Parties in relation to the other. Notwithstanding, NOKIA will be entitled to the payment for Products and Services effectively delivered and/or rendered (as the case may be) in accordance with the provisions of this Contract, up to the effective termination date for this Contract.

ARTIGO 25 'FORCE MAJEUR' AND CHANCE EVENT

     25.1 None of the Parties to this Contract is accountable for not meeting or addressing its obligations or duties, according to terms and conditions of this Contract, or of any Purchase Order for Equipment or Services performed in compliance with this Contract due to any cause beyond its control, in the terms foreseen in Article 393 of the Civil Code.

     25.2 The occurrence of 'force majeur' or chance events, as per Article 393 of the Civil Code, that cause or might come to cause the suspension of this Contract for longer than 180 (one hundred and eighty) days shall be considered reason enough for termination of this Contract. In this case, the Parties shall negotiate and come to an agreement on its effects.

     25.3 Any case of 'force majeur' or chance events shall be communicated and proven, in writing, before the other Party, within 5 (five) days counted from the date of the event. The absence of communication within the term defined above will impair the right to claim 'force majeur' or chance events.

ARTIGO 26 CONFIDENTIALITY

     26.1 The Parties, their Associates, employees and subcontractors must not disclose any document or information related to the Scope of this Contract. Disclosure and/or reproduction, whether total or partial, of any privileged information, or any information belonging to this Contract, or of any detail of its progress will be made only under prior written consent from the other Party. The obligations foreseen in this Article 26 shall prevail for 5 (five) years counted from the date of termination for this Contract.

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     26.2 Each Party (henceforth called "Receiving Party") shall maintain any and all information supplied by the other Party (henceforth called "Supplying Party") in the form of the strictest secrecy and may not disclose it to third parties without prior consent, in writing, from the Supplying Party. Such information may not be used by the Receiving Party for any purpose other than the objectives stated by this Contract. The above-described obligations are not applicable to any information that:

          (A) Is in the public domain at the time of its disclosure, or that later comes into the public domain for reasons other than ones that can be attributed to the Receiving Party;

          (B) Was known by the Receiving party before its disclosure by the Supplying Party, as attested by written records belonging to the Receiving Party produced contemporarily;

          (C) Is supplied to the Receiving Party by third parties that did not obtain said information, directly or indirectly, from the Supplying Party and are not subject to any obligation of confidentiality;

          (D) Is at any point in time drafted independently by the Receiving Party as attested by written records produced contemporarily;

          (E)  Is expressly authorized, in writing, by the Supplying Party; or

          (F) Is mandated by law, legal order or government administration agency with jurisdiction over any of the Parties, to be disclosed (and in this case the Receiving Party shall issue advance notice of its disclosure in time reasonably practicable, and that will occur under the maximum protection for the secrecy level available).

     26.3 The Parties are aware that each one is party to an organization composed of multiple legal entities in different jurisdictions, and that it may be necessary or suitable to supply Information to the Associated companies. For this reason, each Party (both in the condition of Supplying Party and Receiving Party in accordance with the definitions thereof contained in this document) agrees to the fact that:

          (A) The Receiving Party may supply information to an Associated company, but only due to need, by the latter, to be aware of this Information in order to carry out the objectives foreseen in this Contract;

          (B) Disclosure by or to an Associate company to one of the Parties of this Contract will be seen as disclosure by or to that Party, as applicable; and

          (C) Each Party ensures the compliance to and adequate undertaking, on the part of its Associates, of the terms and conditions of this
               Article 26.

     26.4 The Information shall be considered property of the Supplying Party and the Receiving party shall, by way of written request made by the Supplying Party, return any and all information received, in tangible form, to the Receiving Party, or else destroy any such Information and copies thereof or documents containing the Information.

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     26.5 Each Party shall limit access to Information by its employees, representatives, contract workers or consultants for whom this access is deemed reasonably necessary or appropriate for undertaking fulfilling of this Contract adequately.

ARTIGO 27 ARBITRATION

     27.1 Any and all controversy, violation or claim arising from this Contract, that has not been agreed between NOKIA and TIM, shall be resolved by arbitration, in accordance with the rules and regulations of the International Chamber of Commerce (ICC) in force at that point in time, except where otherwise agreed by the Parties. The arbitration will take place in the city of Sao Paulo with 3 (three) arbitrators, to be appointed in compliance with said Regulations. The arbitration will be carried out in Portuguese. The arbitral sentence will be final and binding on all Parties, and can be executed by any competent court. Notwithstanding the described above, in case of any controversy or claim mentioned above, (i) none of the Parties may initiate the arbitral proceedings before 30 (thirty) days counted from the moment that the Party impacted notifies the other about the controversy or claim, and (ii) for a period of 30 (thirty) days, the presidents of both Parties shall meet at least once at a mutually agreed venue, in Brazil, with effort in good faith towards solving the controversy or claim amicably.

     27.2 If the arbitration rules are occasionally remiss, these shall be complemented by Brazilian civil law, in particular the provisions related to Law No. 9,307 of September 23rd 1996 and the Civil Procedural Code.

     27.3 Each Party shall be liable for its own expenses, as well as any taxes or fees charged by the arbitrators, or by any public or private authority, for the execution of the arbitral sentence in carrying out the arbitral procedures. During the declaration of the pronouncement of the final decision by the arbitrators, the defeated Party shall then reimburse the other for all above-mentioned expenses, taxes and costs, including lawyers' fees, so long as they are deemed reasonable.

     27.4 The decision shall (i) be conceded and paid regardless of any taxes, deductions or compensation (except the applicable income tax); (ii) include interest counted from the date of non-compliance or any other form of violation of this Contract, up to the moment when the payment is made in full, calculated by the lowest CDI rate (Interbank Deposit Certificate - Certificado de Deposito Interbancario) prevalent at that point in time or by the maximum rate allowed by law; or (iii) be foreclosed within 30 (thirty) days counted from date of conclusion of the arbitration proceedings. The arbitral sentence shall be ratified in any competent court. Any and all costs, taxes or expenses imposed on applying the court's decision shall be charged to the Party resisting the application.

     27.5 There is nothing arranged in this Article 27 that might impede the Parties from seeking cautionary measures or filing actions in favor of meeting the obligations foreseen in this Contract, including settlement of pending and outstanding debts in the courts of the city of Sao Paulo, in the State of Sao Paulo.

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ARTIGO 28         ADDITIONAL DISPOSITIONS

     28.1 ALTERATIONS. Any and all modification made to this Contract shall be made in writing and signed by the legal representatives for the Parties.

     28.2 INDEPENDENT PARTIES. The relationship between the Parties is contractual in its nature, with any form of labor relations being inexistent between them. The Parties shall not be held responsible for any acts committed by the other Party or by its employees or powers of attorney.

     28.3 NOVATION. Abstention, by the contracting Parties, from any right or power granted to them by this Contract shall not imply in novation or waiver of any other right foreseen in this Contract, which may be practiced at any moment, except where otherwise agreed in writing by the Parties.

     28.4 MODIFICATION OF THE SYSTEM. After the Initial Acceptance, in order to perform any technical alteration or modification of the System, NOKIA shall inform TIM, with a minimum of 30 (thirty) days advance notice of its respective implementation, or in other terms defined between the Parties, in order for TIM to be able to approve and program the referred alteration, ensuring NOKIA and its representatives free access to its facilities to perform its contractual obligations.

     28.5 INVALID CLAUSES. In case any of the Articles of this Contract loses its effect before the law, the general validity of the Contract shall not be impacted. The Parties shall, in common agreement, replace the invalid Article with another one legally enforceable under the existing law, that will correspond as closely as possible to the object of the invalidated Article and the Scope of this Contract, within a maximum of 30 (thirty) days counted from the date of the above-mentioned declaration.

     28.6 NOTIFICATIONS. Any notification or other communication to be issued, in accordance with the terms of this Contract, to any of the Parties, must be done in writing and delivered personally, or else sent as postage-paid registered mail, and requested receipt, or by facsimile transmission with electronic confirmation receipt, to the following addresses (or to any other address or number supplied in writing, by one Party to the other, according to the terms of this Contract).



          To TIM:
          A/c Claudio Bastos
          Rua Fonseca Teles, 18
          Sao Cristovao - Rio de Janeiro - RJ
          Brasil - 20940-200


          To NOKIA:
          Nokia do Brasil Ltda.
          A/c Rob Arita
          Av. das Americas, 500, bloco 19, loja 108 Barra da Tijuca - Rio de Janeiro - RJ Brasil - 22640-200


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     28.7 TITLES OF THE ARTICLES. The titles used in the Articles of this
          Contract are used as mere reference, and shall not affect, in any way, the meaning or interpretation of this Contract.

     28.8 RULING LAW. THIS CONTRACT WILL BE RULED, INTERPRETED AND APPLIED IN ACCORDANCE WITH THE LAWS OF THE FEDERATED REPUBLIC OF BRAZIL. Whenever possible, each provision of this Contract shall be interpreted in such a way as to validate it under the applicable law, however, should any provision of this Contract come to be forbidden or become invalid under any jurisdiction, the remaining dispositions set out in this Contract will remain in full force and effect.

     28.9 Excepting Section 10.3 (Responsibilities) and Articles 16 (Software License Terms and Conditions), 17 (Intellectual Property Rights), 18 (Technical Warranties), 23 (Penalties), 26 (Confidentiality), 27 (Arbitration) and Section 28.8 (Ruling Law), which will remain binding between the Parties, through termination of this Contract, the Parties will not be entitled to any rights or obligations foreseen in this Contract, except for the accumulated rights and obligations existing at the moment of termination of the Contract, should there be any.

     28.10 LANGUAGE. The Parties to this Contract agree that it was negotiated and drafted in Portuguese, except in so far as a few of the Technical Specifications.

     28.11 This Contract and the Attachments in it mentioned constitute the full Contract between the Parties in relation to the Scope, and shall prevail over any proposition, whether verbal or in writing, prior negotiation or communication between the Parties relative to the object of the Contract. No modification, alteration or waiver shall be binding between the Parties except where placed in writing and signed by duly constituted and authorized representatives for both Parties.


The contracting Parties sign this instrument in 3 (three) copies of equal content and form, through their legal representatives, in the presence of the witnesses signing below.


                   Rio de Janeiro, October 2, 2003.



/s/ Jorge Firpo            /s/ Luis Roberto Antonik
-------------------------  --------------------------

                 TELPE CELULAR S.A.


/s/ Jorge Firpo            /s/ Luis Roberto Antonik
-------------------------  --------------------------

                 TELERN CELULAR S.A.


/s/ Jorge Firpo            /s/ Luis Roberto Antonik
-------------------------  --------------------------

                 TELEPISA CELULAR S.A.



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/s/ Jorge Firpo            /s/ Luis Roberto Antonik
-------------------------  --------------------------

                 TELECEARA CELULAR S.A.


/s/ Jorge Firpo            /s/ Luis Roberto Antonik
-------------------------  --------------------------

                 TELASA CELULAR S.A.


/s/ Jorge Firpo            /s/ Luis Roberto Antonik
-------------------------  --------------------------

                 TELPA CELULAR S.A.



/s/ Jorge Firpo            /s/ Luis Roberto Antonik
-------------------------  --------------------------

                 TIM CELULAR S.A.


                /s/ Rob Arita Moreira
          --------------------------------
                 NOKIA DO BRASIL LTDA.
                 Rob Arita Moreira

Witnesses:

_______________________________             _______________________________
Name:                                       Name:
CPF:                                        CPF:



           Last page of the Supply Contract for Products and Services between TIM and NOKIA.



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                                  ATTACHMENT 1
                     LIST OF PRICES, DISCOUNTS AND VOUCHERS










    * represents omitted information, which is the subject of a request for confidential treatment with the SEC



      Anexo I ao Contrato de Fornecimento de Produtos e Servicos Relativo a
                Implementacao do Sistema de Telefonia Movel GSM

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